Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 22, 1998 appearing on page 24 and page 38 of ScanSoft, Inc.'s (formerly Visioneer, Inc.'s) Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 10, 1999